Exhibit 99.1
Keros Therapeutics Reports Second Quarter 2026 Financial Results

LEXINGTON, Mass., August 3, 2026 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today provided a business update and reported financial results for the quarter ended June 30, 2026.

“We are excited to have initiated our Phase 2 clinical trial evaluating the treatment of rinvatercept in patients with Duchenne muscular dystrophy (“DMD”), marking an important milestone in the development of our program,” said Jasbir S. Seehra, Ph.D., President and Chief Executive Officer. “In our Phase 1 clinical trial in healthy volunteers, rinvatercept demonstrated robust pharmacological activity observed through increases in muscle mass and bone mineral density, alongside a decrease in fat mass. We look forward to the progression of the Phase 2 clinical trial, and continue to expect to present initial data in the first half of 2027.”

Second Quarter 2026 Financial Results

Keros reported a net loss of $28.7 million in the second quarter of 2026 as compared to a net loss of $30.7 million in the second quarter of 2025. The decrease of $2.0 million was primarily due to revenue recognized in 2025 related to Keros' license agreement with Takeda and decreased research and development efforts.

Research and development expenses were $22.3 million for the second quarter of 2026 as compared to $43.5 million for the same period in 2025. The decrease of $21.2 million was primarily due to the transition of elritercept-related research and development expenses to Takeda and the corporate restructuring that was completed in 2025.

General and administrative expenses were $8.6 million for the second quarter of 2026 as compared to $14.5 million for the same period in 2025. The decrease of $5.9 million was primarily due to a decrease in professional fees and a decrease in compensation costs in connection with the 2025 corporate restructuring.

Keros’ cash and cash equivalents as of June 30, 2026 was $257.6 million compared to $287.4 million as of December 31, 2025. Based on current operating assumptions, Keros expects that its cash and cash equivalents as of June 30, 2026 will enable Keros to fund its operating expenses and capital expenditure requirements into the first half of 2028.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including skeletal muscle, bone, adipose, heart tissue and blood. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, rinvatercept, is being developed for the treatment of DMD and for the treatment of amyotrophic lateral sclerosis. Keros’ most advanced product candidate, elritercept, is being developed for the treatment of cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “continue”, “expect”, “plan”, “look forward to”, “will”, “potential” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its growth, strategy, progress and the design, objectives and timing of its clinical trials for rinvatercept; and Keros’ expected cash runway. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, rinvatercept and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 14, 2026, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Justin Frantz
jfrantz@kerostx.com
617-221-6042

KEROS THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
REVENUE:
Service and other revenue	—	18,168	367	34,059
License revenue	—	—	—	195,355
Total revenue	—	18,168	367	229,414
OPERATING EXPENSES:
Research and development	(22,331)	(43,503)	(38,428)	(92,212)
General and administrative	(8,606)	(14,482)	(18,753)	(24,979)
Total operating expenses	(30,937)	(57,985)	(57,181)	(117,191)
INCOME (LOSS) FROM OPERATIONS	(30,937)	(39,817)	(56,814)	112,223
OTHER INCOME (EXPENSE), NET
Dividend income	2,287	7,120	4,622	13,912
Other expense, net	(60)	(221)	(226)	(559)
Total other income, net	2,227	6,899	4,396	13,353
Income (loss) before income taxes	(28,710)	(32,918)	(52,418)	125,576
Income tax (provision) benefit	—	2,222	—	(7,821)
Net income (loss)	$(28,710)	$(30,696)	$(52,418)	$117,755

Net income (loss) attributable to common stockholders—basic and diluted	$(28,710)	$(30,696)	$(52,418)	$117,755

Weighted-average shares of common stock outstanding — basic	19,800,322	40,612,907	19,715,585	40,586,279
Weighted-average shares of common stock outstanding — diluted	19,800,322	40,612,907	19,715,585	41,153,758

Net income (loss) per share of common stock — basic	$(1.45)	$(0.76)	$(2.66)	$2.90
Net income (loss) per share of common stock — diluted	$(1.45)	$(0.76)	$(2.66)	$2.86

KEROS THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	JUNE 30, 2026	DECEMBER 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	257,606	287,415
Accounts receivable	—	3,567
Prepaid expenses and other current assets	7,027	22,202
Current income tax receivable	2,250	2,250
Total current assets	266,883	315,434
Operating lease right-of-use assets	15,553	16,841
Property and equipment, net	3,715	4,297
Restricted cash	1,449	1,449
TOTAL ASSETS	287,600	338,021
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	1,816	1,967
Current portion of operating lease liabilities	2,597	2,408
Accrued expenses and other current liabilities	7,740	16,039
Total current liabilities	12,153	20,414
Operating lease liabilities, net of current portion	13,127	14,475
Total liabilities	25,280	34,889
STOCKHOLDERS' EQUITY:
Preferred stock, par value of $0.0001 per share; 10,000,000 shares authorized as of June 30, 2026 and December 31, 2025; no shares issued and outstanding	—	—
Series A junior participating preferred stock, par value of $0.0001 per share; 500,000 authorized as of June 30, 2026 and December 31, 2025; no shares issued and outstanding	—	—
Common stock, par value of $0.0001 per share; 200,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 40,953,948 shares issued and 19,827,188 shares outstanding as of June 30, 2026 and 40,670,466 shares issued and 19,543,706 shares outstanding as of December 31, 2025	4	4
Treasury stock, at cost; 21,126,760 shares as of June 30, 2026 and December 31, 2025	(384,558)	(384,558)
Additional paid-in capital	1,181,057	1,169,451
Accumulated deficit	(534,183)	(481,765)
Total stockholders' equity	262,320	303,132
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	287,600	338,021